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                                                                    Exhibit 3.01

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 06/28/1999
                                                          991262101 - 3062317



                            BROADBASE SOFTWARE, INC.

                          CERTIFICATE OF INCORPORATION


                                    ARTICLE I

      The name of the corporation is Broadbase Software, Inc.

                                   ARTICLE II

      The address of the registered office of the corporation in the State of Delaware is 15 E. North Street, City of Dover 19901, County of Kent. The name of its registered agent at that address is Incorporating Services, Ltd.

                                   ARTICLE III

      The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

      A. Authorization of Shares. The total number of shares of all classes of stock which the corporation has authority to issue is seventy million one hundred fifty-four thousand and forty-six (70,154,046) shares, consisting of two classes: sixty million (60,000,000) shares of Common Stock, $0.001 par value per share, and ten million one hundred fifty-four thousand and forty-six (10,154,046) shares of Preferred Stock, $0.001 par value per share.

      B. Designation of Future Series of Preferred Stock. The Board of Directors is authorized, subject to any limitations prescribed by the law of the State of Delaware, to provide for the issuance of the shares of Preferred Stock in one or more series, and, by filing a certificate of designation pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding). Subject to approval by the Board of Directors, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote, unless a vote of any other holders is required pursuant to a certificate or certificates establishing a series of Preferred Stock.

      Except as expressly provided in any certificate of designation designating any series of Preferred Stock pursuant to the foregoing provisions of this
Article IV, any new series of Preferred Stock may be designated, fixed and determined as provided herein by the Board of Directors without approval of the holders of Common Stock or the holders of Preferred Stock, or any series thereof, and any such new series may have powers, preferences and rights, including, without

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                                                        Broadbase Software, Inc.
                                                    Certificate of Incorporation

rights, senior to, junior to or pari passu with the rights of the Common Stock, the Preferred Stock, or any future class or series of Preferred Stock or Common Stock.

        If the certificate of designation creating a series of Preferred Stock so provides, any shares of a series of Preferred Stock that are acquired by the corporation, whether by redemption, purchase, conversion or otherwise, so that such shares are issued but not outstanding, may not be reissued as shares of such series or as shares of the class of Preferred Stock. Upon the retirement of any such shares and the filing of a certificate of retirement pursuant to Sections 103 and 243 of the Delaware General Corporation Law with respect thereto, the shares of such series shall be eliminated and the number of shares of Preferred Stock shall be reduced accordingly.

                                    ARTICLE V

      The Board of Directors of the corporation shall have the power to adopt, amend or repeal the Bylaws of the corporation.

                                   ARTICLE VI

        For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

        (A) The conduct of the affairs of the corporation shall be managed under the direction of its Board of Directors. The number of directors shall be fixed from time to time exclusively by resolution of the Board of Directors.

        (B) Notwithstanding the foregoing provision of this Article VI, each director shall hold office until such director's successor is elected and qualified, or until such director's earlier death, resignation or removal. No decrease in the authorized number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

        (C) Subject to the rights of the holders of any series of Preferred Stock, any vacancy occurring in the Board of Directors for any cause, and any newly created directorship resulting from any increase in the authorized number of directors, shall, unless (i) the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, or (ii) as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred.

        (D) Subject to the rights of the holders of any series of Preferred Stock, any director or the entire Board of Directors may be removed, with or without cause, by the holders of at least a majority of the shares then entitled to vote at an election of directors; provided, however, that a director may not be removed without cause if the votes cast against removal of the director, or not consenting in writing to the removal, would be sufficient to elect the director if voted cumulatively (without regard to whether shares may otherwise be voted cumulatively) at an election at which the



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                                                        Broadbase Software, Inc.
                                                    Certificate of Incorporation


same total number of votes were cast (or, if the action is taken by written consent, all shares entitled to vote were voted) and either the number of directors elected at the most recent annual meeting of stockholders, or if greater, the number of directors for whom removal is being sought, were then being elected.

        (E) Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, following the closing of the corporation's initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock to the public (the "INITIAL PUBLIC OFFERING"), the directors shall be divided, with respect to the time for which they severally hold office, into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors, with the number of directors in each class to be divided as equally as reasonably possible. The term of office of the Class I directors shall expire at the corporation's first annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class II directors shall expire at the corporation's second annual meeting of stockholders following the closing of the Initial Public Offering, and the term of office of the Class III directors shall expire at the corporation's third annual meeting of stockholders following the closing of the Initial Public Offering. At each annual meeting of stockholders commencing with the first annual meeting of stockholders following the closing of the Initial Public Offering, directors elected to succeed those directors of the class whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

        (F) Election of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

        (G) Following the closing of the Initial Public Offering, no action shall be taken by the stockholders of the corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws of the corporation, and no action shall be taken by the stockholders by written consent.

        (H) Advance notice of stockholder nominations for the election of directors of the corporation and of business to be brought by stockholders before any meeting of stockholders of the corporation shall be given in the manner provided in the Bylaws of the corporation. Business transacted at special meetings of stockholders shall be confined to the purpose or purposes stated in the notice of meeting.

                                   ARTICLE VII

        To the fullest extent permitted by law, no director of the corporation shall be personally liable for monetary damages for breach of fiduciary duty as a director. Without limiting the effect of the preceding sentence, if the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.



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                                                        Broadbase Software, Inc.
                                                    Certificate of Incorporation


        Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this
Article VII, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.

                                   ARTICLE IX

      The name and mailing address of the incorporator is John F. Platz, c/o Fenwick & West LLP, Two Palo Alto Square, Suite 700, Palo Alto, California 94306.

      The undersigned incorporator hereby acknowledges that the foregoing certificate is his act and deed and that the facts stated herein are true.



Dated:  June 28, 1999


                                                 /s/ JOHN F. PLATZ
                                                 -------------------------------
                                                 John F. Platz, Incorporator



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